Exhibit 10.1

Apollo Management VII, L.P.
9 West 57th Street
New York, NY 10019

November 18, 2012

STRICTLY  CONFIDENTIAL

Prospect Global Resources Inc.
1621 18th Street, Suite 260
Denver, Colorado 80202

Dear Mr. Avery:

Reference is made to that certain letter agreement (the “Exclusivity Agreement”) between you, Prospect Global Resources Inc., a Nevada corporation (together with its subsidiaries, “Prospect Global”) and us, Apollo Management VII, L.P. (together with its affiliates, including Apollo Natural Resource Partners, L.P., “Apollo”). Capitalized terms used and not defined in this letter agreement have the meanings ascribed to them in the Exclusivity Agreement.

In consideration of our continued discussions regarding the Transaction, the parties hereto agree to extend each of the Exclusivity Period and the Signing Deadline, as contemplated in the Exclusivity Agreement, to November 28th, 2012.  Except as expressly modified in this letter agreement, or, with respect to the terms of the potential Transaction, the Term Sheet and the Draft Documentation, as modified by discussions subsequent to the date of the Exclusivity Agreement between the parties hereto and their respective counsel, the terms and conditions of the Exclusivity Agreement shall continue in full force and effect.

Very truly yours,

Apollo Management VII, L.P.

By: AIF VII Management, LLC,
its general partner

		By:	/s/ Gareth Turner
Name: Gareth Turner
Title: Partner

Accepted and Acknowledged on November 18, 2012

Prospect Global Resources Inc.

By:	/s/ Patrick Avery
Name: Patrick Avery
Title: Chief Executive Officer